UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022 (February 16, 2022)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd., Suite 503, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2022, Smart for Life, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as representative of the several underwriters named on Schedule I thereto (the “Underwriters”), relating to the Company’s initial public offering of units, each unit consisting of one share of the Company’s common stock, par value $0.0001 per share, a series A warrant to purchase one share of common stock and a series B warrant to purchase one share of common stock (the “Offering”). Under the Underwriting Agreement, the Company agreed to sell 1,440,000 units to the Underwriters, at a purchase price per unit of $9.10 (the offering price to the public of $10.00 per unit minus the Underwriters’ discount), and also agreed to grant to the Underwriters a 45-day option to purchase up to 216,000 additional shares of common stock, up to 216,000 additional series A warrants, and/or up to 216,000 additional series B warrants, at a purchase price to the public of $9.98 per share and $0.01 per warrant, in any combination thereof, solely to cover over-allotments, if any, pursuant to the Company’s registration statement on Form S-1 (File No. 333-261699) under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock and warrants contained in the units were immediately separable and were issued separately.

On February 18, 2022, the closing of the Offering was completed. At the closing, the Underwriters partially exercised the option and purchased 206,390 series A warrants and 206,390 series B warrants. Therefore, the Company sold 1,440,000 shares of common stock, 1,646,390 series A warrants and 1,646,390 series B warrants for total gross proceeds of $14,404,128. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $12,763,288. The Company used to the proceeds of the Offering to pay off certain debt and plans to use the remaining net proceeds for working capital and general corporate purposes.

The terms of the warrants included within the units are set forth in a warrant agent agreement (the “Warrant Agreement”), dated February 16, 2022, between the Company and VStock Transfer, LLC, the Company’s transfer agent. The warrants are exercisable immediately and expire five years from the date of issuance. The series A warrants have an exercise price of $7.00 per share and the series B warrants have an exercise price of $10.00 per share, subject to appropriate adjustments in certain circumstances, including in the event of a stock dividend, extraordinary dividend on or recapitalization, reorganization, merger or consolidation, and may also be exercised on a cashless basis if at any time during the term of the warrants, the issuance of common stock upon exercise of the warrants is not covered by an effective registration statement. Additionally, holders of series B warrants may exercise such warrants on a “cashless” basis upon the earlier of (i) 10 trading days from the issuance date of such warrant or (ii) the time when $10.0 million of volume is traded in our common stock, if the volume weighted average price of our common stock on any trading day on or after the date of issuance fails to exceed the exercise price of the series B warrant. In the event of a cashless exercise of the series B warrants as described in the preceding sentence, the aggregate number of shares of common stock issuable in such cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the series B warrant in accordance with its terms if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00. The warrants also contain an exercise limitation, pursuant to which a holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, which such percentage may be increased or decreased to any other percentage not in excess of 9.99% upon 61 days’ notice to the Company.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which it received or will receive customary fees and expenses.

The foregoing summary of the terms and conditions of the Underwriting Agreement and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Warrant Agreement attached hereto as Exhibits 1.1 and 4.1, respectively, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On February 18, 2022, the Company issued an aggregate of 2,793,762 shares of common stock, including: (i) an aggregate of 42,500 shares of common stock issued pursuant to that certain contribution and exchange agreement, dated November 29, 2021, among the Company, GSP Nutrition, Inc. and its shareholders, pursuant to which the Company agreed to issue shares of common stock to such shareholders in exchange for their shares of GSP Nutrition, Inc.; (ii) an aggregate of 1,239,494 shares of common stock issued upon the automatic conversion of certain convertible promissory notes upon closing of the Offering; and (iii) an aggregate of 1,511,768 shares of common stock issued pursuant to certain future equity agreements that the Company entered into with various investors, pursuant to which the Company agreed to issue shares of common stock upon closing of the Offering to such investors based on the amount of the loans provided by such investors.

The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated February 16, 2022, by and between Smart for Life, Inc. and Dawson James Securities, Inc.
4.1	Warrant Agent Agreement, dated February 16, 2022, between Smart for Life, Inc. and VStock Transfer, LLC and Forms of Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2022	SMART FOR LIFE, INC.

/s/ Ryan F. Zackon
	Name:	Ryan F. Zackon
	Title:	Chief Executive Officer

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